UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Airgas, Inc.

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	News Release	Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com
Media Contact:	Joele Frank / Dan Katcher / James Golden	Investor Contact:
Jay Worley	Joele Frank, Wilkinson Brimmer Katcher	Barry Strzelec
jay.worley@airgas.com	(212) 355-4449	barry.strzelec@airgas.com
(610) 902-6206		(610) 902-6256

For release:  Immediately

AIRGAS ANNOUNCES PRELIMINARY RESULTS
OF ANNUAL MEETING OF STOCKHOLDERS

RADNOR, PA – September 15, 2010 – Airgas, Inc. (NYSE: ARG) today announced that, based on a preliminary vote count provided by its proxy solicitor following the Annual Meeting of Stockholders, it appears that stockholders have elected Air Products’ three nominees to the Airgas Board of Directors.  Additionally, Airgas also announced that more than a majority of the shares represented and voted at the meeting but less than 67% of the outstanding shares appear to have voted in favor of Air Products’ by-law amendment proposals.

The Company issued the following statement:

While we are disappointed with the outcome of today’s vote regarding the election of Directors, we appreciate the consideration and support of our stockholders.  Peter McCausland, W. Thacher Brown, and Richard C. Ill have overseen tremendous value creation for the Company, and we sincerely thank them for their many contributions and years of dedicated service as members of the Airgas Board of Directors.

The Airgas Board continues to believe that Air Products’ revised offer grossly undervalues Airgas and does not adequately compensate Airgas stockholders for the Company’s inherent value, excellent prospects and impressive economic performance since Air Products first announced its offer.  Airgas’ record of accomplishments, and our record of emerging strongly from prior recessions, support our belief in the achievability of our growth prospects.  Airgas’ ongoing SAP implementation, the costs of which were effectively paid for by Airgas stockholders and have been included in our earnings goal of at least $4.20 per share in calendar 2012, also creates significant stockholder value.

Airgas continues to believe that Air Products’ by-law proposal to require a Meeting of Stockholders be held on January 18, 2011  – only four months after the 2010 Annual Stockholder Meeting – and that all future annual meetings of stockholders be held in January is invalid under both Delaware law and Airgas’ Certificate of Incorporation.  We also believe that the proposal has not been approved because it received the affirmative vote of less than 67% of the shares entitled to vote generally in the election of directors.  As previously announced, Airgas intends to seek an expedited judicial determination on the validity of this by-law.

Airgas also believes that the Air Products by-law proposal to prohibit certain individuals from serving as directors or as chairman of the board has not been approved because the proposal received the affirmative vote of less than 67% of the shares entitled to vote generally in the election of directors.  We also believe that this proposal is invalid under Delaware law and Airgas’ certificate of incorporation and by-laws.  Nonetheless, it is the Airgas Board of Directors’ intention that any effort to reappoint Mr. McCausland to the Board of Directors be done in accordance with the procedure set forth in the proposed by-law amendment.  Airgas reserves all rights to challenge the validity of such by-law amendment as well as the vote required for adoption.

Following tabulation and certification by IVS Associates, Inc., the independent Inspector of Elections, the final results of the election will be announced.

BofA Merrill Lynch and Goldman, Sachs & Co. are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Airgas and its Board of Directors.

About Airgas, Inc.

Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies.  Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products.  More than 14,000 employees work in approximately 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers.  Airgas also distributes its products and services through eBusiness, catalog and telesales channels.  Its national scale and strong local presence offer a competitive edge to its diversified customer base.  For more information, please visit www.airgas.com.

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IMPORTANT INFORMATION

In response to the tender offer proposed by Air Products and Chemicals, Inc. referred to in this communication, Airgas has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended. STOCKHOLDERS OF AIRGAS ARE ADVISED TO READ AIRGAS' SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS AMENDED, IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Air Products.  Investors and stockholders will be able to obtain free copies of Airgas’ the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the Schedule 14D-9, and any other documents filed by Airgas in connection with the tender offer by Air Products, and other documents filed with the SEC by Airgas at the SEC’s website at www.sec.gov.  Free copies of the Solicitation/ Recommendation Statement on Schedule 14D-9, and any amendments and supplements to this Schedule are also available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

FORWARD-LOOKING STATEMENTS

This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company's reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.